Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Sharper Image Corporation, a Delaware corporation (“Sharper Image”), does hereby certify that:

a) The Annual Report on Form 10-K for the fiscal year ended January 31, 2006 (the “Form 10-K”) of Sharper Image fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of Sharper Image.

By:	/s/ JEFFREY P. FORGAN
Jeffrey P. Forgan Executive Vice-President, Chief Financial Officer

May 1, 2006